===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MK GOLD COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 1998



To the Stockholders of MK Gold Company:

   You are cordially invited to attend the Annual Meeting of Stockholders of MK Gold Company (the "Company") to be held at the DoubleTree Hotel, 255 S. West Temple, Salt Lake City, Utah, on Friday, May 22, 1998, at 11:00 a.m. for the following purposes:

   1. To elect three directors of the Company.

   2. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the meeting. The proxy may be returned in the accompanying, self-addressed envelope which requires no postage if mailed in the United States.

Dated: April 24, 1998



                                             BY ORDER OF THE BOARD OF DIRECTORS
                                             John C. Farmer
                                             Controller, Treasurer and Secretary



                                 ____________________

   The Company's Annual Report is being mailed to stockholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                MK GOLD COMPANY
                        60 E. South Temple, Suite 2100
                          Salt Lake City, Utah  84111
                             ____________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 22, 1998

                             ____________________


                              GENERAL INFORMATION


   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MK Gold Company, a Delaware corporation ("MK Gold" or the "Company"), to the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at its Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 255 S. West Temple, Salt Lake City, Utah, on Friday, May 22, 1998, at 11:00 a.m., and at any and all adjournments or postponements thereof. Any proxy delivered pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise thereof (i) by filing a revocation instrument with the Secretary of the Company, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by appearing at the meeting and voting in person.

   This Proxy Statement and the related proxy are first being mailed to stockholders commencing on or about April 24, 1998.

   VOTING RIGHTS AND VOTE REQUIRED. Stockholders of record on April 17, 1998, the record date, are entitled to vote at the meeting. As of April 17, 1998, 19,464,466 shares of Common Stock were outstanding and entitled to vote.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on April 17, 1998 will constitute a quorum. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, for each share of Common Stock held, each stockholder is entitled to cast one vote for each nominee for each of the three directorships to be filled. On all other matters each stockholder is entitled to cast one vote for each share of Common Stock held. The three nominees for director receiving the highest number of votes cast will be elected whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the meeting. Approval of each of the other business items will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item.
Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

   VOTING OF PROXIES. The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted FOR each of the nominees named herein, or their respective substitutes, as directors.

   Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

   TABULATION. Pursuant to the by-laws and policies of the Company, representatives of ChaseMellon Shareholder Services, L.L.C. have been appointed to serve as independent Inspectors of Election to supervise the voting of the shares for the Annual Meeting of Stockholders. The Inspectors of Election will decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of the Company.

                           BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III, each class as nearly equal in number as possible. Each class serves three years, with terms of office of the respective classes expiring in successive years. The three current Class I directors, whose terms expire in 1998, are being proposed for election for new three-year terms (expiring in 2001) at the Annual Meeting. The proxies solicited hereby cannot be voted to elect more than three directors at the Annual Meeting.

   It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the three nominees first named below, all of whom currently are directors, to hold office until the 2001 Annual Meeting or until their successors are elected and qualified. Leucadia National Corporation ("Leucadia") owns approximately 46.2% of the outstanding shares of the Company's Common Stock. Leucadia has informed the Company that it intends to vote for the three nominees first named below.

   Certain information with respect to the nominees for director and directors continuing in office is set forth below.

CLASS I  NOMINEES FOR ELECTION TO SERVE  UNTIL THE 2001 ANNUAL MEETING OF
STOCKHOLDERS:

   IAN M. CUMMING, 56, was appointed to the Board in June 1995. Mr. Cumming has served as a Director and Chairman of the Board of Directors of Leucadia National Corporation since 1978. He also serves as a Director for Allcity Insurance Company, Skywest, Inc. and Barbados Light and Power Company. Mr. Cumming serves on the Executive and Audit Committees of the Board of Directors.

   JOSEPH S. STEINBERG, 53, was appointed to the Board in June 1995. Mr. Steinberg has served as a Director of Leucadia National Corporation since 1978 and as President since 1979. He also serves as a Director for Allcity Insurance Company and for Jordan Industries, Inc.

   G. FRANK JOKLIK, 69, was appointed to the Board in June 1995. Mr. Joklik has served as President and Chief Executive Officer of the Company since November 1, 1995. Mr. Joklik served as President and Chief Executive officer of Kennecott Corporation from 1980 to June 1993, when he retired from Kennecott. He also serves as President and Chief Executive Officer of the Salt Lake Organizing Committee for the 2002 Winter Olympics and as a Director for First Security Corporation and Cleveland Cliffs Inc. Mr. Joklik serves on the Executive Committee of the Board of Directors.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                   "FOR" THE THREE NOMINEES SET FORTH ABOVE.

CLASS III  DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS:

   GORDON J. HUMPHREY, 56, was elected to the Board in 1993. Mr. Humphrey has served as President and a Director of the Humphrey Group, Inc. since 1991. He is a former U.S. Senator from New Hampshire (1972-1991). Mr. Humphrey serves as Chairman of the Compensation Committee and serves on the Audit Committee of the Board of Directors.

   JAMES P. MISCOLL, 62, was elected to the Board in 1993. Mr. Miscoll served as Vice Chairman, Bank of America from 1985 to 1992, when he retired from that position. Mr. Miscoll also serves as a Director for Coast Federal Financial, Inc., Rykoff-Sexton, Inc. and MK Rail Corporation. Mr. Miscoll serves as Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors.

CLASS II  DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2000 ANNUAL MEETING OF
STOCKHOLDERS:

   ROBERT V. HANSBERGER, 77, was elected to the Board in 1993. Mr. Hansberger has served as the Chairman and Chief Executive Officer of Futura Corporation since 1972. He also serves as a Director for Primary Health, Inc., Ram Golf Corp., BMC West Corporation and Thrifty Foods, Inc. Mr. Hansberger was elected Chairman of the Board in February 1995, and serves on the Executive Committee of the Board of Directors.

   ROBERT S. SHRIVER, 43, was elected to the Board in 1993. Mr. Shriver has served as the Executive Director of Special Olympics Productions, Los Angeles, California, and as a financial advisor/investor since 1990. He also serves as a Director for MacAndrews & Forbes, Inc., and MAFCO Holdings, Inc. Mr. Shriver serves on the Compensation and Audit Committees of the Board of Directors.

   If it is determined prior to the meeting that any nominee will be unable to serve as a Director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Annual Meeting to eliminate the position of any such nominee.

                INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                  BOARD COMMITTEES AND DIRECTOR COMPENSATION

BOARD COMMITTEES AND MEETINGS

   The current committees of the Company's Board of Directors include an Executive Committee, the Compensation Committee and an Audit Committee. These committees are further described below.

   Executive Committee. The Executive Committee is responsible for overseeing the management of the business and affairs of the Company and has such additional authority as may be granted to it from time to time by the Board of Directors. The Executive Committee meets at such times as may be deemed necessary by the Board of Directors or the Executive Committee. The current members of the Executive Committee are Robert V. Hansberger, Ian M. Cumming and
G. Frank Joklik. No meetings of the Executive Committee were held during 1997.

   Compensation Committee. The Compensation Committee reviews and adjusts the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The current members of the Compensation Committee are Gordon J. Humphrey (Chairman), James
P. Miscoll and Robert S. Shriver. The Compensation Committee held one meeting during 1997.

   Audit Committee. The primary function of the Audit Committee is to facilitate communications among outside auditors and the Board of Directors. The Audit Committee also reviews financial statements, internal controls, and procedures and the scope and results of audits. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Audit Committee. The current members of the Audit Committee are James P. Miscoll (Chairman), Ian M. Cumming, Gordon J. Humphrey, and Robert S. Shriver. The Audit Committee held two meetings during 1997.

   The Board of Directors held a total of two regular meetings during 1997. During 1997, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served, except that during such period (i) Mr. Hansberger attended one of the two meetings of the Board of Directors; and (ii) Mr. Shriver attended one of the two meetings of the Board of Directors and none of the meetings of the Audit Committee or the Compensation Committee.

DIRECTOR COMPENSATION

   Cash Compensation. Directors receive a fee of $7,500 per year, plus $500 for each Board meeting attended, and $250 for each standing committee meeting attended. As Chairman of the Board of Directors, Mr. Hansberger receives an annual fee of $20,000, payable quarterly. Directors who are employees of the Company receive no additional compensation for serving as Directors, but may receive compensation for consulting services. Directors are also reimbursed by the Company for reasonable and necessary expenses incurred in connection with their services as Directors of the Company. The Company does not have any consulting agreements with its Directors and no Director received compensation for consulting services during 1997.

   Stock Option Plan for Non-Employee Directors. The Company has a Stock Option Plan for Non-Employee Directors, the purpose of which is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company by providing such non-employee Directors with a proprietary interest in the financial success of the Company. Under the plan, non-employee Directors are granted discounted options to purchase shares of MK Gold Common Stock. The plan was amended at the 1994 Annual Meeting to increase the number of options granted to each Non-Employee Director from 15,000 to 30,000. Following such amendment, the Company's nonemployee Directors held options as follows: (i) James P. Miscoll -- 30,000 shares; (ii) Gordon J. Humphrey -- 30,000 shares; (iii) Robert V. Hansberger -- 15,000 shares; and (iv) Robert S. Shriver -- 15,000 shares. Messrs. Shriver and Hansberger declined to accept the additional option grant of 15,000 shares authorized at the 1994 Annual Meeting. Upon their election to the Board of Directors in June 1995, each of Messrs. Cumming and Steinberg were granted an option under the Stock Option Plan for Non-Employee Directors to purchase 30,000 shares of MK Gold Common Stock.

   With respect to the foregoing options, options for 15,000 shares were granted to each of Messrs. Hansberger, Shriver, Humphrey and Miscoll on December 17, 1993 at an exercise price of $3.09375 per share all of which, as of the date of this Proxy Statement, have vested in accordance with their terms. In addition, options for 15,000 shares were granted to each of Messrs. Humphrey and Miscoll on July 14, 1994, at an exercise price of $2.71880 per share all of which, as of the date of this Proxy Statement, have vested in accordance with their terms. Options for 30,000 shares were granted to each of Messrs. Cumming and Steinberg on June 6, 1995, at an exercise price of $1.81 per share, and 20,000 have vested with respect to each of these directors as of the date of this Proxy Statement.

   The purchase price per share for shares covered by each option award under the Stock Option Plan for Non-Employee Directors is equal to 50% of the fair market value of MK Gold Common Stock on the date of grant. Options granted under the plan are non-transferable and non-assignable by the participant other than by will or by the laws of descent and distribution. The options granted under the plan vest over a three-year period in annual increments of one-third on each anniversary of the date of grant for participants who continue to serve on the Board of Directors. If a participant ceases to be a member of the Board of Directors for any reason except termination for cause, all vested options then held are exercisable for a period of three years and all unvested options terminate 30 days after the participant ceases to be a member of the Board of Directors. If a participant is terminated for cause, all vested options are exercisable for a period of 30 days and all unvested options automatically terminate.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

Following is a schedule of names and certain information regarding all of the executive officers of the Company, as of April 17, 1998:

NAME                    AGE                POSITION
----------------------  ---  -------------------------------------

Robert V. Hansberger     77  Chairman of the Board

G. Frank Joklik          69  President and Chief Executive Officer

Don L. Babinchak         62  Director of Human Resources

James G. Baughman        41  Exploration Manager

John C. Farmer           48  Controller, Treasurer and Secretary

Larry L. Lackey          62  Chief Geologist

Thomas G. White          53  Manager of Operations

Robert V. Hansberger became Chairman of the Board of the Company on February 20, 1995, and has been a director since December 17, 1993 when the Company became a publicly traded entity. Mr. Hansberger has also served as the Chairman and Chief Executive Officer of Futura Corporation located in Boise, Idaho, since 1972.

G. Frank Joklik has been the President and Chief Executive Officer of the Company since November 1, 1995. Mr. Joklik has been a director since June 6, 1995. Mr. Joklik was formerly the President and CEO of Kennecott Corporation.

Don L. Babinchak has been Director of Human Resources of the Company since March 25, 1996. Mr. Babinchak was formerly Vice President of Human Resources of Kennecott Corporation. Mr. Babinchak is employed on a part-time basis by the Company.

James G. Baughman has been the Company's Exploration Manager since September 15, 1996 and an officer of the Company since March 21, 1997. Prior to joining MK Gold, Mr. Baughman was a field and staff geologist for a number of companies at locations in the lower United States, Alaska, Mongolia and South America.

John C. Farmer was appointed Controller, Treasurer and Secretary April 25, 1996. He was formerly the Chief Financial Officer of Dyno Noble Inc.

Larry L. Lackey has been Chief Geologist for MK Gold since August 23, 1995. He was formerly Regional Vice President for Independence Mining Company, Inc., responsible for the Central America and the Caribbean region.

Thomas G. White has been the Manager of Operations and Vice President for MK Gold since October 8, 1993. Prior to joining MK Gold, Mr. White served as a Mining Executive for the gold operations of Homestake Mining Co., located in San Francisco, California (1975 to 1992).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding persons known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, more than 5% of the Company's Common Stock as of the Record Date, based solely on information regarding such ownership available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. It also shows the same information as of the Record Date for all Directors and Executive Officers named in the Summary Compensation Table on page 8 (the "Named Executive Officers"), and all Directors and Executive Officers as a group. Except as set forth in the footnotes below, all such persons possess sole voting and investment power with respect to the shares listed.

-----------------------------------------------------------------------------------------------------------
           (1)                                              (2)                (3)                  (4)
                                                    Number of Shares
                                                     and Nature of        Right to Acquire        Percent
      Name and Address                                Beneficial          Within 60 Days of         of
     of Beneficial Owner                              Ownership(a)         April 17, 1998         Class(b)
-----------------------------------------------------------------------------------------------------------
Certain Beneficial Owners:
-------------------------
Leucadia National Corporation
315 Park Avenue South
New York, NY  10010                                     9,000,000                       -           46.2

Group consisting of:
 Advisory Research, Inc.
 and David B. Heller.
 Two Prudential Plaza
 180 N. Stetson, Suite 5780
 Chicago, Illinois 60601(c)                             1,340,400                       -            6.9

Group consisting of:
 Special Situations Fund III, L.P.,
 MGP Advisors Limited Partnership, L.P.,
 AWM Investment Company, Inc. and
 Austin W. Marxe
 153 East 53 Street
 New York, New York 10022(d)                            1,457,500                       -            7.5

Group consisting of:
 Quest Advisory Corp. and
 Quest Management Company
 1414 Avenue of the Americas
 New York, New York 10019(e)                            1,657,200                       -            8.5

Directors:
---------

R.V. Hansberger(f)                                         16,000                  15,000             *

G.J. Humphrey                                              30,000                  30,000             *

J.P. Miscoll(g)                                            32,100                  30,000             *

R.S. Shriver                                               15,000                  15,000             *

I.M. Cumming(h)                                            30,000                  30,000             *

J.S. Steinberg(i)                                          30,000                  30,000             *

G.F. Joklik                                               550,000                 450,000            2.8

Nondirector Named Executive Officers:
------------------------------------

T.G. White(j)                                              96,400                  86,160             *

All Directors and Executive Officers as a Group
 (12) persons                                           1,077,000                 963,660            5.3

--------------------
     * Less than 1%

(a) Amounts in Column 2 include shares listed in Column 3. For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered "beneficially owned" if a person has the right to acquire the beneficial ownership of the shares within 60 days of April 17, 1998. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(b) The percentages shown are calculated based upon the shares indicated in column (2).
(c) According to a Statement on Schedule 13G dated February 13, 1998, Advisory Research Inc. is the direct beneficial owner of 1,340,400 shares. David B. Heller is President and the controlling shareholder of Advisory Research, Inc.
(d) According to a Statement on Schedule 13G dated February 3, 1998, 1,457,500 shares are beneficially owned by Austin W. Marxe and AWM Investment Company, which consist of 1,094,000 shares beneficially owned by Special Situations Fund III, L.P. and 363,500 shares beneficially owned by Special Situations Cayman Fund, L.P.
(e) According to Amendment No. 1 to a Statement on Schedule 13G dated February 10, 1998, 1,460,700 shares are beneficially owned by Quest Advisory Corp. and 196,500 shares are beneficially owned by Quest Management Company.
(f) Mr. Hansberger shares voting and dispositive power as to 1,000 such shares with his wife.
(g) Includes 2,100 shares beneficially owned by the J. P. Miscoll and I. Miscoll Trust, dated November 11, 1991, Ingeburg Miscoll, Trustee.
(h) By virtue of Mr. Cumming's approximately 18.4% interest in the common shares of Leucadia, Mr. Cumming may be deemed to be the beneficial owner of the shares of MK Gold Common Stock owned by Leucadia.
(i) By virtue of Mr. Steinberg's approximately 16.5% interest in the common shares of Leucadia (excluding an approximately 2% interest in Leucadia securities held by two trusts for the benefit of Mr. Steinberg's minor children as to which Mr. Steinberg disclaims beneficial ownership), Mr. Steinberg may be deemed to be the beneficial owner of the shares of MK Gold Common Stock owned by Leucadia.
(j) Mr. White has sole voting power as to 10,240 shares, sole dispositive power as to 6,370 shares and shared dispositive power as to 0 shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's Executive Officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish the Company with copies. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 1997 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer of the Company and the Manager of Operations and Vice President of the Company (collectively, the "Named Executive Officers"). No other officer or employee of the Company received a total annual salary and bonus in excess of $100,000 during these periods. It should be noted that in 1996 the Company changed its fiscal year end from March 31 to December 31. Accordingly, amounts shown for the fiscal year ended December 31, 1996 represent amounts for the nine month period ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION
                                                                               -----------------------------------------
                                                 ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                                             -----------------------------     -----------------------------------------
                                                                   OTHER                      SECURITIES
                                FISCAL                             ANNUAL      RESTRICTED     UNDERLYING                     ALL
  NAME AND PRINCIPAL             YEAR                              COMPEN-       STOCK         OPTIONS/        LTIP         OTHER
      POSITION                  ENDED/1/      SALARY    BONUS      SATION       AWARD(S)         SARS2        PAYOUTS      COMP./3/
                                               ($)       ($)        ($)           ($)             (#)           ($)           ($)
------------------------------------------------------------------------------------------------------------------------------------
G. Frank Joklik                 12/31/97     150,000        -            -             -               -            -        4,724
President and Chief             12/31/96     115,746        -            -             -         900,000            -        2,410
Executive Officer (since         3/31/96      59,423        -            -             -               -            -        1,558
November 1, 1995)

Thomas G. White                 12/31/97     120,000        -            -             -          25,000            -        3,403
Manager of Operations and       12/31/96      87,692        -            -             -         100,000            -       63,879
Vice President                   3/31/96     130,395        -            -             -               -            -        6,520

----------------

/1/  In 1996 the Company changed its fiscal year end from March 31 to December
     31. Accordingly, amounts shown for the fiscal year ended December 31, 1996 represent amounts for the nine month period ended December 31, 1996.

/2/ Options covering 900,000 and 70,000 shares of the Company's Common Stock were granted to Mr. Joklik and Mr. White, respectively, on August 5, 1996. These options were granted as replacement options in exchange for options previously granted to Mr. Joklik and Mr. White on February 8, 1996 and April 13, 1995, respectively. Except for the exercise price, the replacement options contain identical terms to the options surrendered, and vest in accordance with the vesting schedule of the surrendered options. On August 5, 1996, Mr. White was also granted an additional option covering 30,000 shares which vests in equal increments over a three year period. On January 30, 1997, Mr. White was granted an option covering 25,000 shares which vests in equal increments over a two year period.

/3/ The amounts shown in this column consist of matching contributions to the Named Executive Officers' 401(k) accounts and payments of life insurance premiums. The amount in this column for the nine month period ended December 31, 1996, also includes relocation expenses of $59,867 paid on behalf of Mr. White.

STOCK OPTIONS

   The following table provides information related to options to purchase the Company's Common Stock granted to the Named Executive Officers during 1997. The Company has never granted any freestanding stock appreciation rights. None of the Named Executive Officers exercised any options during 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential Realizable
                                                                                                         Value at  Assumed
                                 Individual Grants                                                      Annual Rates of Stock
                                                                                                        Price Appreciation for
                                                                                                          Option Terms/4/
---------------------------------------------------------------------------------------------------     ----------------------
(a)                              (b)                   (c)                 (d)             (e)
                              Number of            % of Totals
                             Securities           Options/SARs
                             Underlying            Granted to          Exercise or
                            Options/SARs         Employees in          Base Price/2/     Expiration
Name                         Granted (#)           Fiscal Year           ($/Sh)           Date/3/          5%($)      10%($)
----                        ------------         -------------         ------------      ----------       ------      ------
Thomas G. White/1/              25,000                 10%                 1.50            1/30/07        23,584      59,765

______________________________
/1/ Options covering 25,000 shares were granted to Mr. White on January 30, 1997 at an exercise price of $1.50 per share. These options vest in equal increments over a two year period.

/2/  Fair market value on date of grant.

/3/  Subject to earlier termination under certain circumstances.

/4/ Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend upon the actual performance of the Company's Common Stock.


   The following table provides information as to options exercised by each of the Named Executive Officers during 1997, and the value of options held by such Executives at December 31,1997 measured in terms of the last reported sale price for the Company's Common Stock on December 31, 1997 ($1.50, as reported on the Nasdaq National Market System).


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES


                              Shares                        Number of Securities            Value of Unexercised
                             Acquired                       Underlying Unexercised          In-the-Money Options/SARs at
                                on             Value        Options/SARs at FY-End (#)      FY End ($)
Name                        Exercise (#)      Realized      Exercisable/Unexercisable       Exercisable/Unexercisable
----                        ------------      --------      --------------------------      ----------------------------
G. Frank Joklik                   -               -               225,000/675,000                       0/0

Thomas G. White                   -               -                 80,000/45,000                       0/0


EMPLOYEE INCENTIVE COMPENSATION AND SAVINGS PLANS

   Executive Incentive Plan. The Company has an Executive Incentive Plan whereby key officers and employees of the Company may earn bonuses. Participants in the Executive Incentive Plan are selected by the Compensation Committee based on their level of responsibility, salary, and past and prospective contributions to the business and growth of the Company. Bonus payments are determined by MK Gold's Compensation Committee.

   Under the Executive Incentive Plan, cash awards may be made to individuals from an award fund established annually by the Company. The amount of the award fund will be based on criteria established by the Compensation Committee. The criteria may be described in terms of Company-wide objectives, such as net income, return on capital and cash flow, or such other or similar objectives which are related to performance. The amount of the award fund for any year may not in any event exceed 9.55% of the Company's net profit after taxes for such year. Each participant potentially may receive an award from the award fund up to a specified percentage of the participant's base salary, which percentage generally ranges from 20% to 50% depending on the participant's base salary and the participant's organizational duties. The Compensation Committee may modify individual awards but in no event may the Compensation Committee increase by more than 50% the award otherwise payable. Awards are subject to forfeiture if a participant's employment terminates prior to receipt of the award unless termination is due to retirement, death, permanent disability or, after a change in control of the Company, termination is by the Company for Cause (as defined in the plan) or is by the participant without Good Reason (as defined in the plan). No awards were made under the Executive Incentive Plan for the year ended December 31, 1997.

   Long-Term Incentive Plan. The Company has a Long-Term Incentive Plan whereby officers and employees of the Company may earn bonuses. Under the Long-Term Incentive Plan, cash awards may be made dependent on a comparison of the Company at the end of an initial 3-year period (ended December 31, 1996) and each rolling 3-year period thereafter against total shareholder return for other companies in the same industry. In the event of a change in control of the Company (as defined in the plan), each active participant would be entitled to receive a pro rata portion of the benefit payable under the plan for any pending performance period (based on 30-day average closing prices as of the month immediately preceding the month in which the change in control occurs) as soon as practicable following such change in control. No awards have been made under this Plan.

   Stock Incentive Plan. The Company has a Stock Incentive Plan, pursuant to which awards of stock options, stock appreciation rights and restricted stock may be made to officers and key employees. The Stock Incentive Plan is administered by the Compensation Committee, no voting member of which may be an employee of the Company or be eligible to receive awards under the Stock Incentive Plan. A maximum of 2,500,000 shares of Common Stock are authorized to be issued pursuant to the Stock Incentive Plan. As of April 1, 1998, awards covering 1,991,266 shares of Common Stock were outstanding under the Stock Incentive Plan and 502,534 shares were available for awards under the Stock Incentive Plan. Under the Stock Incentive Plan, awards are not considered to have been made with respect to options or stock appreciation rights that terminate without being exercised.

   Awards of restricted stock are subject to vesting requirements, and shares of restricted stock generally are not permitted to be sold, pledged, or otherwise disposed of during the period in which the restrictions exist. Shares of restricted stock otherwise carry full voting and dividend rights from the date of the award. Options awarded pursuant to the Stock Incentive Plan are subject to vesting requirements. Generally, the exercise price of all options granted under the Stock Incentive plan are not less than the market price at the date of grant or the average market price over a period preceding or following the date of grant as specified in the option.

   Generally, options awarded under the Stock Incentive Plan have a term of 10 years. The foregoing periods are subject to acceleration in the event of a change in the control of the Company and in certain other events, including retirement after age 65, death, and disability. Pursuant to the Stock Incentive Plan, the Compensation Committee will review from time to time and may revise any of the foregoing vesting or other requirements as they apply to eligible participants.

   Savings Plan. The Company has adopted a tax-qualified retirement plan ("Savings Plan") with a salary deferral feature within the meaning of Section 401(k) of the Code. Employees of the Company and of certain affiliates are eligible to participate in the Savings Plan, provided, among other things, that they are at least 21 years of age and U.S. citizens or lawfully admitted residents.

   Pursuant to the salary deferral feature of the Savings Plan, each participant may elect to reduce his or her compensation by between 1% and 15%, but not more than $10,000 (for 1998) per year, adjusted for changes in the cost of living and subject to non-discrimination limits under the Code. The Company will contribute these compensation deferrals to the Savings Plan. The Company has also agreed to match 50% of the first 5% of eligible employee compensation deferrals to the Plan ("Company Matching Contributions"). The Company retains the right to make additional non-elective Company contributions to help satisfy federal non-discrimination requirements.

   Savings Plan deferrals (including Company Matching Contributions) are allocated to accounts in the name of the participants and invested at their direction in investment funds which have been chosen by the savings plan committee under the Savings Plan.

   A participant's retirement benefit under the Savings Plan is dependent upon the participant's vested account balance at the time of distribution. The value of such account is dependent upon how well the participant invests his or her deferrals (including Company Matching Contributions) over the period of time he or she participates in the Savings Plan. Compensation deferrals are always fully vested. Company Matching Contributions are fully vested upon completion of one year of service, or attainment of age 65, death or total disability.

   Distribution of the vested balance of a participant's account is to be made in a single cash payment within one year after termination of employment, reaching age 65 or death, unless the account balance exceeds $5,000, in which case distribution is made at age 65 or earlier if the participant consents.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised entirely of non-employee Directors who make independent decisions with respect to executive compensation. Compensation of the top executive officers (including the Named Executive Officers) is reviewed at least annually by the Compensation Committee. The most recent review was conducted on January 30, 1997.

   Compensation Policy Applicable to Officers and Key Executives. The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company's short-term and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company's short-term and long-term objectives, such as the Company's financial performance and stock price appreciation, by rewarding the Company's key officers and executives upon achieving such objectives. The Compensation Committee has not adopted a policy in response to federal tax law changes that, beginning in 1994, limit the deductibility by the Company of compensation in excess of $1 million per employee per year for each of the Company's five most highly compensated executives, since the total compensation paid to any individual executive officer does not now, and is not in the foreseeable future anticipated to, exceed the deductibility levels.

   Executive Compensation Policies. Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options and restricted stock).

   Base Salary.  Effective January 1, 1994, the Compensation Committee
   -----------
established base salaries for all of the executive officers of the Company. At such time, the base salary level for each executive officer of the Company was based on each employee's job responsibilities with consideration given to comparable salaries disclosed in a 1992 Canadian Mining Industry Salary Survey containing data on 27 public mining company corporate offices and approximately 75 associated mine sites. On January 30, 1997, the Compensation Committee reviewed the salaries for officers and executives of the Company and determined that no changes in base salary levels were appropriate.

   Bonuses.  In addition to base salary, key officers and employees are eligible
   --------
to receive bonuses under the Company's Executive Incentive Plan and Long-Term Incentive Plan. Bonuses under the Company's Executive Incentive Plan are determined by the Compensation Committee within the parameters of the Executive Incentive Plan. The Plan requires the establishment of an award fund which shall not exceed 9.55% of the Company's net profits after taxes for the year. This fund is allocated to Company officers and executives in accordance with an allocation schedule which is tied to salary grade and/or organizational level of a participant. No bonuses were granted under the Company's Executive Incentive Plan during 1997.

   The Company's Long-Term Incentive Plan provides long-term incentives to officers and employees based upon the overall performance of the Company over periods of three years as compared to other companies in the same industry. To date, no cash awards have been granted under the Long-Term Incentive Plan.

   Stock Options and Restricted Stock.  In addition to salary and bonus, the
   -----------------------------------
Company has adopted the Stock Incentive Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Stock Incentive Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility. The Compensation Committee also considers the number and exercise price of options and shares of restricted stock granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of the MK Gold Common Stock on the date of grant as required pursuant to the terms of the Company's stock incentive plan.

   CEO'S COMPENSATION.

   Mr. Joklik was appointed President and Chief Executive Officer of the Company on November 1, 1995. The Company does not currently have an employment agreement with Mr. Joklik. Mr. Joklik's minimum annual base salary of $150,000 was established by the Compensation Committee, and approved by the Board of Directors. Mr. Joklik agreed to an initial salary which is below market due to the current financial condition of the Company. Stock option awards to Mr. Joklik were based on his level of responsibility and experience.

      Gordon J. Humphrey (Chairman)
      James P. Miscoll
      Robert S. Shriver

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

   The Compensation Committee consists of three non-employee Directors. Currently, the members of the Compensation Committee are Messrs. Humphrey (Chairman), Miscoll and Shriver. None of the executive officers of the Company serve as a director of another corporation in a case where an executive officer of such other corporation serves as a Director of the Company.

                          RELATED PARTY TRANSACTIONS

   On June 6, 1995, Leucadia purchased approximately 46% of the outstanding shares of Common Stock from Morrison Knudsen Corporation ("Morrison Knudsen"). As part of its acquisition of Morrison Knudsen's interest in the Company, Leucadia agreed to acquire the interest of Canadian Imperial Bank of Commerce ("CIBC"), the Company's primary lender, in the Company's $20 million loan facility with CIBC (the "Credit Facility") and all of Morrison Knudsen's obligations under, or with respect to, the Credit Facility, including its guarantee of MK Gold's obligations under the Credit Facility, were extinguished. On August 18, 1995, the Company repaid $15 million in principal to Leucadia which was outstanding under the Credit Facility. In addition, the Company has paid an aggregate of $892,000 in interest and commitment fees to Leucadia in accordance with the terms of the Credit Facility through March 31, 1998. In March 1998, the Company renegotiated the Credit Facility and entered into a new credit agreement with Leucadia. Under the terms of the new credit agreement, the Company is required to pay to Leucadia an on-going quarterly commitment fee of $18,750. As of the Record Date, no borrowings were outstanding under the Credit Facility. Two directors of the Company, Messrs. Cumming and Steinberg, are officers, directors and principal shareholders of Leucadia.

                           COMPANY PERFORMANCE GRAPH

   Rules adopted by the Securities and Exchange Commission require that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Nasdaq Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Common Stock of the Company commenced trading on December 15, 1993, and prior to this date the Company was wholly owned by Morrison Knudsen. The Company chose a group of 7 mining and development companies as a peer group for purposes of this performance comparison. A list of these companies follows the graph set forth below. In 1994, the Company changed its fiscal year end to March 31. In 1996, the Company changed its fiscal year end to December 31. Accordingly, the period from December 31, 1993 to March 31, 1994 and the period from March 31, 1996 to December 31, 1996 reflect three and nine month periods, respectively.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                             CRSP
Measurement period              MK Gold      NASDAQ      Peer
(Fiscal Year Covered)           Company      Index       Group
---------------------           --------     --------    --------
Measurement PT -
12/14/93                        $100.00      $100.00     $100.00

FYE 12/93                       $ 92.31      $103.36     $ 94.76
FYE 03/94                       $100.00      $ 99.01     $105.04
FYE 03/95                       $ 63.46      $110.14     $ 97.45
FYE 03/96                       $ 31.72      $149.54     $114.92
FYE 12/96                       $ 23.08      $175.77     $113.80
FYE 12/97                       $ 23.08      $239.53     $ 61.65


Peer group includes: Agnico Eagle Mines Ltd.; Amax Gold Inc., Battle Mountain Gold Company; Camboir Inc., Bema Gold Corp., Glamis Gold Ltd.; and Greenstone Resources Ltd.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

   Any proposal submitted by a stockholder for action at the Company's 1999 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by December 24, 1998 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by and subject to the other requirements of applicable rules of the Securities and Exchange Commission.

   The Executive Committee will consider nominees for the Board of Directors recommended by stockholders for the 1999 Annual Meeting if the following information concerning each nominee is disclosed in writing: name, age, business address, residence address, principal occupation or employment, class and number of shares of Common Stock of the Company which are beneficially owned by each nominee and other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The stockholder making the nomination must also disclose his name, address and the number of shares beneficially owned. All such recommendations must be submitted to the Company in a letter to the Secretary of the Company not less than 60 days prior to the 1999 Annual Meeting;

provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 days prior to the date of the annual meeting, such recommendation by the stockholder must be received not later than 10 days following the day on which public announcement is first made of the date of the 1999 Annual Meeting.

                            SOLICITATION OF PROXIES

   The Company will bear the costs of soliciting proxies from its stockholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Dated:  April 24, 1998                       BY ORDER OF THE BOARD OF DIRECTORS
                                             John C. Farmer
                                             Controller, Treasurer and Secretary

                                [FORM OF PROXY]

PROXY

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          MAY 22, 1998 AT 11:00 A.M.


                                MK GOLD COMPANY


     The undersigned stockholder of MK Gold Company hereby appoints John C. Farmer and Donald L. Babinchak and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Gold Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 22, 1998 or any adjournments or postponements thereof.

     RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH, IS HEREBY ACKNOWLEDGED.

       (Continued and to be marked, dated and signed on the other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               ANNUAL MEETING OF
                                 STOCKHOLDERS
                                MK GOLD COMPANY

                                 MAY 22, 1998
                                  11:00 A.M.
                             THE DOUBLETREE HOTEL
                              255 S. WEST TEMPLE
                             SALT LAKE CITY, UTAH

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE Please mark MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. your votes as
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR   indicated in
PROPOSAL 1.                                             this example X
                                                                     -


1.  ELECTION OF DIRECTORS                                  (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW)
FOR all nominees listed to the      WITHHOLD               NOMINEES:  Ian M. Cumming, Joseph S. Steinberg and G. Frank Joklik
 right (except as marked to the     AUTHORITY
 contrary herein)                   to vote for all        INSTRUCTION:  To withhold authority to vote for any individual nominee,
                                    nominees listed to     write that nominee's name in the space provided below.)
                                    the right
        ___                                          ___

                                             ___________________________________
2.  In their discretion the Proxies are
authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                                             The signature should agree with the
                                             name on your stock certificate.
                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by president
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated:_______________________, 1998

                                             ___________________________________
                                                         (Signature)

                                             ___________________________________
                                                  (Signature if held jointly)

   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE

________________________________________________________________________________
                             FOLD AND DETACH HERE


                               ADMISSION TICKET

                               ANNUAL MEETING OF
                                 STOCKHOLDERS
                                MK GOLD COMPANY

                                 MAY 22, 1998
                                  11:00 A.M.
                             THE DOUBLETREE HOTEL
                              255 S. West Temple
                             Salt Lake City, Utah